Exhibit 9
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      FORM OF EXERCISE OF THE RIGHT OF FIRST REFUSAL AND POWER OF ATTORNEY

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                                 NATURAL PERSONS

1.    First and last names of Mavesa shareholder:  _________________________
2.    Identity Card or Passport Number of Mavesa shareholder: _______________
3.    Citizenship of Mavesa shareholder: ___________________________

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                                  LEGAL PERSONS

4.    Corporate name of Mavesa shareholder: _________________________________
5.    Domicile and registration data of Mavesa shareholder: ___________________
      ________________________________________________________________________
6.    RIF Number: ___________________________________________________________

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                    LEGAL REPRESENTATIVE OR ATTORNEY-IN-FACT

7. First and last names of the Legal Representative or Attorney-in-Fact of Mavesa shareholder:______________________________________________________
      ____________________________________
8. Identity Card or Passport Number of the Legal Representative or Attorney-in-Fact: _____________________
9. Information on the power of attorney or document substantiating the representation:__________________________________________________

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                                     ADDRESS

10.   Full address of the Mavesa shareholder: ________________________________
       City: ______________ State: ______________ Zip Code: ______________
11.   Telephone Nos.: Home: ______________ Office: ______________
       Cellular: ______________ Other: ______________

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                             RIGHT OF FIRST REFUSAL

12. Shares with respect to which the Right of First Refusal is exercised: ______________

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13.   Signatures

      INDIVIDUAL                                    LEGAL PERSON

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     Holder or Holder's Representative
       or Attorney                                  Representative 1
                                                    Position: _________________

     Signature:                                     Signature:


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   Spouse or Spouse's Representative
           or Attorney                              Representative 2 (if
                                                    applicable)

                                                    Position:__________________
   Signature:                                       Signature:

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


                            REVERSE SIDE OF THE FORM

___________________, the undersigned, hereby declares:

1. That I have reviewed and am familiar with the terms and conditions of the right of first refusal established in Article Six of the Bylaws of Mavesa, S.A. (hereinafter "Mavesa") (hereinafter "Right of First Refusal"), and in Mavesa's publication dated February 22, 2001 containing the "Procedure for the Exercise of the Right of First Refusal" (hereinafter the "Publication"), in connection with the Public Tender Offer (hereinafter the "Offer") initiated by Primor Inversiones, C.A., a sociedad anonima domiciled in Caracas and filed with the Fifth Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on January 9, 2001, under No. 81, Volume 497 A-Qto. (hereinafter "Primor" or "Initiator").

2.       That I have  reviewed  Primor's  Venezuelan  Offer to  Purchase,  dated
         February 21, 2001, and Supplement to the Offer to Purchase, dated February 21, 2001, stipulating the terms and conditions of the Offer (hereinafter, together, the "Offer to Purchase") for the shares of Mavesa S.A., a sociedad anonima domiciled in Caracas (the "Shares"), originally registered with the Commercial Registry kept by the Commercial Court of First Instance of the Federal District and State of Miranda on May 19, 1949, under No. 552, Volume 2-B, and whose last amendment to the Bylaws was filed with the First Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on August 28, 2000, under No. 39, Volume 148 A-Pro. The Offer was initiated by Primor Inversiones, C.A., mentioned above, on February 21, 2001. The capitalized terms that are used and not defined hereunder shall have the meaning attributed to them in the Offer to Purchase.

3. That I am exercising the Right of First Refusal to acquire the number of Shares validly tendered in the Offer, in proportion to my shareholding or the lesser amount specified in this Shareholder's Certificate, at the same price and upon the same terms and conditions established in the Offer to Purchase (the "Acquired Shares"). If a number of shares greater than those that are actually available is indicated, it shall be understood that I have exercised the Right of First Refusal only in proportion to the registered and available shareholding of the undersigned as of the date of Right of First Refusal is exercised (the "Record Date").

4. That I acknowledge and accept that if I do not comply with all the requirements and conditions established in the Publication and this Form, it shall be understood that I have not exercised the Right of First Refusal and consequently I will not have the right to acquire any of the Acquired Shares.

5. That I acknowledge and agree that if I shall have exercised the Right of First Refusal and sold on or before the Expiration Date part of my Shares held as of the Expiration Date, I may again exercise my Right of First Refusal on or before the Expiration Date with respect to the Shares held as of the Record Date that I have not sold.

6. That I acknowledge and agree that I will be deemed to have withdrawn from the exercising of the Right of First Refusal if I sell all my Shares held as of the Record Date, and thus the new shareholders shall have the same right, which may again be exercised.

7. That I acknowledge and agree that the signing of this document constitutes a binding agreement in accordance with the terms and conditions stipulated the Bylaws of Mavesa, the Publication, the Offer to Purchase, and this document.

8. That until the Offer is completed or terminated and pursuant to Article 1705 of the Civil Code, I hereby grant an irrevocable and special power of attorney, that is as sufficiently broad as is required by law, to the Rights Agent, PROVINCIAL CASA DE BOLSA, C.A., identified at the end of this document, to carry out the following acts in my name and on my behalf and in accordance with the terms and conditions stipulated hereunder:

         (a) Purchase the number of Shares in accordance with the terms and conditions described hereunder.

         (b) Pay the purchase price of the Shares to the sellers thereof, on my behalf.

         (c) Carry out all acts that are required and/or appropriate in order to execute the transfers specified above, including, without limitation, the signing of any documents required, stock books or registers, in order to carry out the sale of the Shares in accordance with the terms and conditions of this document and of the Publication. To this end, the attorney-in-fact, appointed by means of this document, may, if necessary, proceed with, but shall not be limited by, the following:

               (i) Prepare, in my name and on my behalf, the transfer applications and any other documents that are required for the transfer of ownership of the Shares, as the case may be;

               (ii) Submit said transfer applications and other documents that are required to any stock transfer agents, the Caja Venezolana de Valores (the "Securities Agent"), any entity that is a depositor of the Securities Agent, the Caracas Stock Exchange, or any other entity, so that the transfer of the Shares can take place; and/or

               (iii) Deposit and/or withdraw the Acquired Shares from the Securities Agent, open a sub-account in the Securities Agent with the Rights Agent, and transfer my Shares to said sub-account.

9. That I agree that the Rights Agent, in exercising the power of attorney that is granted to it hereunder, shall act in my name and on my behalf to buy the Acquired Shares and to process the payment of said purchase.

10. That pursuant to Article 1171 of the Civil Code, the undersigned authorizes the attorney-in-fact appointed by means of this document, and his representatives, to execute the transactions--covered herein--on the one hand as my attorney-in-fact, and on the other hand as the attorney-in-fact of the shareholders of Mavesa.

Caracas          , 2001

Signature of the Undersigned


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PROVINCIAL CASA DE BOLSA:
Originally named Negociadora Nacional de Valores, C.A., a commercial company domiciled in Caracas and filed in the First Commercial Registry of the Judicial Circuit of the State of Zulia on October 14, 1988, under No. 69, Volume 72-A. Its Corporate Bylaws were amended at that same Registry Office on March 22, 1990, under No. 20, Volume 27-A and filed in the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on September 4, 1990, under No. 80, Second Volume 83-A. Its Corporate Bylaws were amended on several occasions and the final amendment was filed (under its current name) with the aforementioned Second Commercial Registry on October 7, 1999, under No. 5, Second Volume 280-A.